UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Executive Officers and Directors

At a meeting held on August 7, 2014, the independent members of the board of directors (the “Board”) of The First Marblehead Corporation (the “Corporation”) and the compensation committee of the Board (the “Committee”) determined that the compensatory arrangements for non-employee directors of the Corporation will remain unchanged at this time except that:

•	the Chairman of the Committee and the Chairman of the nominating and corporate governance committee shall each receive an additional annual fee of $5,000; and

•
the amount of the annual stock grant to non-employee directors made pursuant to the Corporation’s 2011 stock incentive plan, as amended, was adjusted from 10,000 stock units to 1,000 stock units to account for the Corporation’s 1-for-10 reverse stock split that was effected on December 2, 2013.  This annual stock grant is made to non-employee directors on September 20 of each year, if on such date the non-employee director has served on the Board for at least 180 days.

Item 8.01                      Other Events

The Board and the Committee also approved an aggregate of 620,000 restricted stock unit (“RSU”) grants to be made to employees of the Corporation, including Daniel Meyers, the Corporation’s chief executive officer, and the Corporation’s other executive officers, on September 1, 2014. The grant to Mr. Meyers will consist of 220,000 RSUs that will be fully vested upon grant.  The RSUs for the other employees, including the Corporation’s executive officers, will vest in four equal annual installments beginning on the first anniversary of the grant date and ending on September 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: August 12, 2014	By:	/s/ Alan Breitman
Alan Breitman Managing Director and Chief Financial Officer